                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        CLEAN HARBORS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                                                                     May 1, 2000

Corporate Headquarters
1501 Washington Street
Braintree, Massachusetts 02185
Tel. 781-849-1800

To Our Fellow Stockholders:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2000 Annual Meeting of Stockholders, to be held on Friday, June 16, 2000 in Boston, Massachusetts.

    Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

    Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

    Thank you for your continued support of Clean Harbors. We look forward to seeing those stockholders who are able to attend the Annual Meeting on June 16.

                                          Sincerely,

                                          [LOGO]

                                          Alan S. McKim
                                          Chairman of the Board

--------------------------
People and Technology
Protecting & Restoring
America's Environment

                              CLEAN HARBORS, INC.
                             1501 WASHINGTON STREET
                         BRAINTREE, MASSACHUSETTS 02185

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Clean Harbors, Inc. (the "Company"), will be held at 10:00 a.m., local time, on Friday, June 16, 2000, at Citizens Bank, 40 Court Street, Boston, Massachusetts, for the following purposes:

        1. To elect two (2) Class II members of the Board of Directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected;

        2. To consider and act upon a proposal to approve the Company's 2000 Stock Incentive Plan; and

        3. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

    Stockholders of record at the close of business on May 1, 2000 will be entitled to notice and to vote at the meeting.

    You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

                                          By order of the Board of Directors

                                          /s/ C. Michael Malm

                                          C. Michael Malm, Clerk

May 1, 2000
Boston, Massachusetts

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              CLEAN HARBORS, INC.
                             1501 WASHINGTON STREET
                              BRAINTREE, MA 02185

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at Citizens Bank, 40 Court Street, Boston, Massachusetts, on June 16, 2000, commencing at 10:00 a.m., local time, and any adjournment thereof.

                               PROXY SOLICITATION

    Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders beginning on May 4, 2000.

                      INFORMATION AS TO VOTING SECURITIES

    The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters. Each issued and outstanding share of the Company's Common Stock, $.01 par value per share, and each issued and outstanding share of the Company's Series B Convertible Preferred Stock, $.01 par value per share, is entitled to one vote. Only stockholders of record at the close of business on May 1, 2000 will be entitled to vote at the meeting. On April 1, 2000, there were 10,982,444 shares of Common Stock and 112,000 shares of Series B Convertible Preferred Stock of the Company outstanding and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

    The election of the Class II directors will require the affirmative vote of the holders of a plurality of the shares of both classes of stock represented at the meeting. Approval of the 2000 Stock Incentive Plan and any other matters which may properly come before the meeting will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote on such proposals at the meeting. Votes withheld from any nominee for election as a director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, votes withheld from any nominee for director will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of directors is considered a routine matter but approval of the 2000 Stock Incentive Plan is considered a non-routine matter; thus, it is anticipated that broker "non-votes" may occur with respect to the 2000 Stock Incentive Plan.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NAME                                          AGE                       POSITION
----                                        --------                    --------
Alan S. McKim.............................     45      Chairman of the Board of Directors,
                                                       President and Chief Executive Officer
Christy W. Bell...........................     77      Director
John F. Kaslow............................     67      Director
Daniel J. McCarthy........................     68      Director
John T. Preston...........................     50      Director
Thomas J. Shields.........................     53      Director
Lorne R. Waxlax...........................     66      Director
Gene A. Cookson...........................     42      Senior Vice President, Field Services &
                                                         Operations *
William J. Geary..........................     52      Executive Vice President and General
                                                         Counsel *
Eric W. Gerstenberg.......................     31      Vice President of Disposal Services *
Roger A. Koenecke.........................     51      Senior Vice President and Chief Financial
                                                         Officer
Stephen H. Moynihan.......................     44      Senior Vice President Planning &
                                                         Development
Carl Paschetag, Jr........................     40      Vice President, Treasurer and Controller

------------------------

* Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

    Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. He serves as a director of most of the Company's subsidiaries. Mr. McKim served as President of the Company and its predecessor from 1980 to 1988. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 2002.

    Christy W. Bell was Chairman of the Board of ChemClear Inc., a public company which was primarily engaged in the business of treating industrial, aqueous waste at its plants in Baltimore, Cleveland, and Chicago, for more than five years prior to its merger into a subsidiary of the Company in 1989.
Mr. Bell had also served as President of ChemClear prior to the merger.
Mr. Bell is President and an owner of Electro-Petroleum, Inc., Electro-Pyrolysis, Inc., and Arc Technologies, Inc., all of which are involved in the development of technologies for the management of waste and the production of energy. He is also a managing member of Temblor Petroleum Company LLC. Mr. Bell has served as a director of the Company since the ChemClear merger in 1989. His current term as a Class III director expires in 2001.

    John F. Kaslow is a consultant to the electric utility industry. Mr. Kaslow served for 8 years as an advisor to the Electric Power Research Institute ("EPRI"), a collaborative research organization which provides advanced science and technology to its member companies and their customers. Prior to joining EPRI, Mr. Kaslow served for 34 years with an electric utility company, the New England Electric System ("NEES"), where he held a number of engineering, operating and general management positions, including serving prior to his retirement as a director, Executive Vice President and Chief Operating Officer of NEES, and as a director and President of its New England Power Company subsidiary. Mr. Kaslow is a director of Doble Engineering Company. He has served as a director of the Company since 1991. His current term as a Class I director expires in 2002.

    Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since July 1972, prior to which he was President of Computer Environments Corporation, a computer services company. He serves as a director of Tufts Associated Health Maintenance Organization, and as a director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc., which manages worker's compensation for employers. Mr. McCarthy holds an MBA degree from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. His current term as a Class III director expires in 2001.

    John T. Preston is President and Chief Executive Officer of Atomic Ordered Materials and serves on the boards of several private companies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology. From 1986 to 1992 he was Director of the M.I.T. Technology Licensing Office. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He has served as a director of the Company since 1995. His current term as a Class II director expires this year, and he is standing for reelection for a three year term.

    Thomas J. Shields is Managing Director of Shields & Company, an investment banking firm that he co-founded in 1991. He is currently a director of B.J.'s Wholesale Club, Inc., Seaboard Corporation and Versar, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since September 1999. His current term as a Class I director expires in 2002.

    Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is currently a director of B.J.'s Wholesale Club, Inc, HON Industries Inc., Homebase, Inc and Pennzoil-Quaker State Corporation. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires this year, and he is standing for reelection for a three-year term.

    Gene A. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

    William J. Geary is Executive Vice President and General Counsel of the Company. He joined the Company in 1989 and he has served as Vice President of Government Relations and as Special Counsel for the Company. Prior to joining the Company, Mr. Geary served in various senior positions in Massachusetts state government. Mr. Geary holds a Bachelor's Degree from the University of Massachusetts at Boston, a Masters Degree in Government and Management from Northeastern University, and a J.D. from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University. Mr. Geary is admitted to the Bar in Massachusetts and the District of Columbia as well as the Bar of the United States Supreme Court.

    Eric W. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services of Clean Harbors Environmental Services, Inc.. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelors of Science degree in Engineering from Syracuse University.

    Roger A. Koenecke joined the Company as Senior Vice President and Chief Financial Officer in 1998. From 1982 through 1997, Mr. Koenecke held a variety of management positions, including Senior Vice President and Chief Financial Officer, with Millbrook Distribution Services, Inc. and its predecessor corporations, which are engaged in the distribution of health and beauty care, general merchandise, and specialty food products. Prior to that, he was an Audit Manager with Price Waterhouse & Co., an international accounting firm.
Mr. Koenecke holds a BS in Chemistry and MBA from the University of Wisconsin.

    Stephen H. Moynihan has served as an officer of either the Company or one or more of its subsidiaries since 1987. In 1996, he was appointed Senior Vice President Planning and Development, prior to which he served as Vice President and Treasurer. Mr. Moynihan served as Vice President of Strategic Planning of Clean Harbors Environmental Services from 1990 until 1995. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

    Carl Paschetag, Jr. joined the Company as Vice President, Treasurer and Controller in 1997. He also serves as Vice President and Treasurer of most of the Company's subsidiaries. From 1994 through 1997, Mr. Paschetag was the Controller of Cambridge Energy Research Associates, a privately owned international management consulting company. From 1987 through 1994, Mr. Paschetag held a variety of management positions with Draka Holdings B.V., a publicly held company traded on the Amsterdam Exchange. Prior to that, Mr. Paschetag worked for KPMG Peat Marwick, an international accounting firm. He holds a BBA in Accounting from The University of Texas.

    Set forth below is information as to ownership of the Company's Common Stock as of April 1, 2000 by each director of the Company, each of the executive officers named in the Summary Compensation Table set forth below, and all directors and executive officers as a group. No director or executive officer owns any Series B Convertible Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                AMOUNT AND NATURE OF     PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP (1)   OF CLASS
------------------------                                      ------------------------   --------
Alan S. McKim...............................................          4,277,362(2)        38.95%
Christy W. Bell.............................................             72,152               *
John F. Kaslow..............................................              1,500               *
Daniel J. McCarthy..........................................             13,200(3)            *
John T. Preston.............................................              6,000               *
Thomas J. Shields...........................................              1,000               *
Lorne R. Waxlax.............................................             51,200               *
Gene A. Cookson.............................................             24,973               *
William J. Geary............................................             36,100               *
Eric W. Gerstenberg.........................................                 --               *
Roger A. Koenecke...........................................             16,000               *
Stephen H. Moynihan.........................................            144,544            1.32
Carl Paschetag, Jr..........................................             14,703               *
All current directors and executive officers as a group (13
  persons)..................................................          4,658,734           42.42%

------------------------

*   Less than 1%

(1) Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes the following number of shares of the Company's Common Stock which may be acquired under stock options which are exercisable within 60 days of April 1, 2000: Mr. Bell (5,000 shares), Mr. Kaslow (1,200 shares), Mr. McCarthy (13,000 shares),
    Mr. Preston (6,000 shares), Mr. Shields (1,000 shares), Mr. Waxlax (3,000 shares), Mr. Cookson (22,000 shares), Mr. Geary (36,100 shares),
    Mr. Koenecke (16,000 shares), Mr. Moynihan (44,044 shares), Mr. Paschetag (4,000 shares), and all current directors and executive officers as a group (151,344 shares).

(2) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.

(3) Includes 200 shares owned by Mr. McCarthy's son as to which Mr. McCarthy shares voting and investment power.

    To the Company's knowledge, as of April 1, 2000, no person or entity "beneficially owned" (as that term is defined by the Securities and Exchange Commission) 5% or more of the Company's Common Stock or Series B Convertible Preferred Stock, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters.

                                                                               PERCENT AND
NAME AND ADDRESS                                 NUMBER OF SHARES             CLASS OF STOCK
----------------                                 ----------------         ----------------------
Alan S. McKim..................................      4,277,362(1)         38.95% Common Stock
Clean Harbors, Inc.
1501 Washington St.
Braintree, MA 02184

Dimensional Fund Advisors, Inc.................        628,200(2)(3)      5.72% Common Stock
1299 Ocean Avenue
Santa Monica, CA 90401

Bost & Co......................................         42,000            37.50% Series B
c/o Mellon Securities Trust Company                                       Convertible Preferred
120 Broadway                                                              Stock
13(th) Floor, Room 1350
New York, NY 10271

Cardinal Recovery Partners, LP.................         26,500            23.66% Series B
One Fawcett Place                                                         Convertible Preferred
Greenwich, CT 06830                                                       Stock

Cede & Co......................................         17,000            15.18% Series B
c/o The Depository Trust Company                                          Convertible Preferred
P.O. Box 20                                                               Stock
Bowling Green Station
New York, NY 10274

Goldman Sachs & Co., Inc.......................         23,000            20.54% Series B
10 Hanover Square, 12 Floor                                               Convertible Preferred
New York, NY 10005                                                        Stock

------------------------

(1) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.

(2) Based upon ownership as of December 31, 1999 shown on Schedule 13G filed with the Company by the specified entity in February 2000.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 628,200 shares of Clean Harbors, Inc. stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY FORM)

    The Board of Directors of the Company is currently composed of seven directors classified into three classes. There are three Class I Directors, and two Class II and Class III Directors. One class of directors is elected each year for a term of three years. The term of the Class II Directors, John T. Preston and Lorne R. Waxlax, shall expire at the 2000 Annual Meeting, and the Board of Directors has nominated each of the foregoing to continue to serve as Class II Directors.

    UNLESS OTHERWISE SPECIFIED THEREIN, SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED AT THE ANNUAL MEETING TO ELECT JOHN T. PRESTON AND LORNE R. WAXLAX AS CLASS II DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM, UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE DULY ELECTED. IN THE EVENT THAT ONE OR MORE OF THE NOMINEES IS UNABLE TO STAND FOR ELECTION (WHICH EVENT IS NOT NOW CONTEMPLATED), THE HOLDERS OF THE ENCLOSED PROXY WILL VOTE FOR THE ELECTION OF A NOMINEE OR NOMINEES ACCEPTABLE TO THE REMAINING MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. PRESTON AND WAXLAX AS DIRECTORS.

COMPENSATION OF DIRECTORS

    According to the Company's Equity Incentive Plan approved by stockholders at the 1992 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company's Common Stock determined by multiplying 1,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 1,000 shares of any award and as to an additional 1,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 1999, upon the election as directors to serve for a term of three years, Mr. Kaslow, the only non-employee then elected as a director, received options for 3,000 shares at the market price of $1.75 per share. In September 1999, Mr. Shields was elected to the Board for a term of 2 and 3/4 years. Upon his election he received options for 2,750 shares at the market price of $1.50.

    The Company's policy is to pay each director who is not an employee an annual retainer fee of $20,000 plus $1,000 for each board meeting attended, $750 for each committee meeting attended and $500 for meetings conducted by telephone conference call. The Company also pays outside directors who are members of committees of the Board $1,000 for membership on a committee and an additional $1,500 for serving as chairman of a committee. Directors are reimbursed for expenses incurred in connection with service on the Board. Total fees paid to outside directors in 1999 were as follows: Mr. Bell $28,000, Mr. Kaslow $33,500, Mr. McCarthy $34,250, Mr. Preston $24,000, Mr. Shields $9,250, and Mr. Waxlax $33,750.

BOARD COMMITTEES AND MEETINGS

    During 1999, the Board of Directors held five meetings.

    The Board of Directors has established an Audit Committee consisting of members of the Board of Directors who are not employed by the Company. During 1999, Messrs. Bell, Kaslow, McCarthy and Shields served on the Audit Committee. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company's accountants and the independent public accountants. During 1999, there were three meetings of the Audit Committee, of which one was held by conference call. The Board of Directors has established a Compensation and Stock Option Committee.

During 1999, the Compensation and Stock Option Committee consisted of three non-employee directors: Messrs. Kaslow, McCarthy and Waxlax. During 1999, there were four meetings of the Compensation and Stock Option Committee. The Board of Directors has also established a Corporate Governance Committee consisting of three directors: Messrs Waxlax, McKim and McCarthy. The Corporate Governance Committee serves as the nominating committee of the Board. This committee met three times in 1999.

    During 1999, all directors attended at least 75 percent of the meetings of the Board and the committees of which they were members.

COMPENSATION COMMITTEE REPORT

    The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), consists of three outside directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; and management of the Company's stock option and equity incentive plans.

COMPENSATION

    The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary "at-risk", and awards of long-term equity incentives through non-qualified stock options. In addition, in 1998 the Company instituted an Executive Retention Plan in order to help retain certain key employees.

    Base compensation and benefits for 1999 were determined based upon analysis and previous studies of comparable industry groups. Salary at risk payments were made pursuant to the Company's Management Incentive Program ("MIP") approved by the Committee for 1999. Under the 1999 MIP, which covered 109 management positions in the Company, an individual could earn a bonus based upon Company-wide success in meeting management's goals, based upon a threshold achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA"), and, certain individuals were eligible to receive an additional bonus based on specific goals and objectives. Payouts under the MIP during 1999 totaled $110,874 and payments to individual participants ranged from $361 to $4,272. For 2000 the Committee maintained the MIP.

    The final element of compensation for executives is long-term equity incentives through grants of non-qualified stock option awards at the market price of the Company's Common Stock. Awards are designed to align the interests of executive officers with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting. Awards are made at current market price, and most options vest as to 20% at the end of each successive year of service. Discretionary options were awarded in 1999 to three executives of the Company. The amount of individual awards ranged from 2,500 to 30,000 shares based upon the individual's position and ability to positively impact Company results, adjusted according to his or her performance rating. The Chief Executive Officer, Alan S. McKim, did not receive any options during 1999.

    In 1998, the Company instituted an Executive Retention Plan (the "Retention Plan") which currently covers 14 members of executive and senior management. The Retention Plan provides for severance payments for terminations other than for cause in exchange for one year non-competition agreements. For terminations other than for cause and not related to a change in control, the Retention Plan calls for the payment of one year's base salary at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company's normal executive salary payment polices, plus one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

    Under the Retention Plan, in the event of a Change in Control (as defined in the Plan), the executive can receive severance benefits by terminating his or her employment with the Company for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. In addition, if the executive accepts a position with the successor corporation after the Change in Control and within two years of the Change in Control the executive's position changes so as not to be equal to the position prior to the Change in Control, then the executive shall be entitled to severance benefits. Under the Retention Plan, one year's base salary is payable within 30 days after termination of employment relating to a Change in Control.

CHIEF EXECUTIVE OFFICER COMPENSATION

    During 1999, base compensation of the Chief Executive Officer, Alan S. McKim, was $300,000 per year. Salary at risk payable to Mr. McKim for 1999 was based upon the Company's achievement of a base line EBITDA goal and various individual goals established by the Committee. Mr. McKim was not awarded a bonus for 1999.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers during the 1999 fiscal year did not exceed the $1 million limit per officer, and it is not expected that the compensation to be paid to the Company's executive officers in the foreseeable future will exceed that limit. Because of the unlikelihood that compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                        Members of the Committee
                                         Daniel J. McCarthy
                                         John F. Kaslow
                                         Lorne R. Waxlax

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries who were serving as executive officers at the end of 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                              COMPENSATION (1)
                                                                            ---------------------
                                                                              AWARDS     PAYOUTS
                                                                            ----------   --------
                                                                            SECURITIES
                                                                            UNDERLYING
                                          ANNUAL COMPENSATION                OPTIONS
                               ------------------------------------------    GRANTED                   ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY      BONUS      OTHER      (SHARES)               COMPENSATION (2)
---------------------------    --------   ---------   --------   --------   ----------              ----------------
Alan S. McKim................    1999     $300,000    $ --        $  408       --          --           $--
  Chairman of the Board,         1998      300,000     50,000        408       --          --            --
  President and Chief            1997      291,668      --           408       --          --            --
  Executive Officer

Gene A. Cookson (3)..........    1999     $178,000    $ 4,272     $  408      30,000       --           $--
  Senior Vice President *        1998      152,441     87,944        340      40,000       --             25,000

William J. Geary.............    1999     $150,000    $38,600     $8,340       --          --           $ 55,687
  Executive Vice President       1998      122,000     14,245      1,117       5,500       --             30,000
  and General Counsel *          1997      122,000      --           859       --          --            --

Roger A. Koenecke (3)........    1999     $135,000    $ 4,702     $1,076       --          --           $--
  Senior Vice President and      1998      126,346     18,864        638      40,000       --             26,090
  Chief Financial Officer

John P. Lawton (4)...........    1999     $160,000    $ 3,008     $3,724       --          --           $ 32,895
  President of                   1998      138,487     17,348      4,458      10,000       --            --
  Harbor Management              1997      120,000      --         4,444       --          --            --
  Consultants, Inc.

------------------------

*   Clean Harbors Environmental Services, Inc.

(1) No restricted stock or stock appreciation rights were awarded during 1999, or held at the end of 1999. The Company does not have a long-term incentive plan, and there were no long-term incentive plan payouts during 1999.

(2) Consists of the forgiveness of a loan for Mr. Geary and Mr. Lawton, relocation for Mr. Koenecke and a recruiting bonus for Mr. Cookson upon his re-employment with the Company.

(3) Messrs. Cookson and Koenecke joined the Company in February 1998 and January 1998, respectively.

(4) Mr. Lawton resigned from the Company effective February 5, 2000.

OPTIONS

    The following table illustrates the hypothetical value of stock options granted to the individuals named in the Summary Compensation Table during 1999, based on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the life of the stock options. The amounts set forth under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" reflect required disclosures pursuant to regulations of the Securities and Exchange Commission. The actual value to be realized, if any, could be more or less than the assumed values depending upon the performance of the stock. Under the terms of the Company's Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. In 1999 no stock options were repriced, and no stock appreciation rights were awarded.

                             OPTION GRANTS IN 1999

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------     POTENTIAL REALIZABLE VALUE
                                                PERCENT                                  AT ASSUMED ANNUAL RATES
                                  NUMBER OF     OF TOTAL                               OF STOCK PRICE APPRECIATION
                                  SECURITIES    OPTIONS     EXERCISE                       FOR OPTION TERM (2)
                                  UNDERLYING   GRANTED TO    OR BASE                 -------------------------------
                                   OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION    5% ANNUAL          10% ANNUAL
NAME                               GRANTED      IN 1999     SHARE (1)      DATE      GROWTH RATE         GROWTH RATE
----                              ----------   ----------   ---------   ----------   -----------         -----------
Alan S. McKim...................     --          --          $--           --          $--                 $--
Gene A. Cookson.................    30,000       69.36%        2.00       2/19/09       37,734              95,625
William J. Geary................     --          --           --           --           --                  --
Roger A. Koenecke...............     --          --           --           --           --                  --
John P. Lawton..................     --          --           --           --           --                  --

------------------------

(1) The exercise prices of the options granted in 1999 were equal to the fair market value of the Common Stock on the date each option was granted.

(2) All options have a ten-year term, vest over five years, and are exercisable as to 20% of the shares on the first anniversary of the date of grant and as to an additional 20% on each anniversary date thereafter.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table shows for the individuals named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company's Common Stock in 1999 were $2.438 and $1.063. The last sale price at year-end was $1.250. No stock appreciation rights were exercised during 1999 or held by such individuals at year-end.

                            OPTION EXERCISES IN 1999

                                 NUMBER                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                OF SHARES                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS AT YEAR-END           OPTIONS AT YEAR-END
                                                        ---------------------------   ---------------------------
                               ACQUIRED ON    VALUE                                                       .
NAME                            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
Alan S. McKim................     --         $ --          --             --              --           -$-
Gene A. Cookson..............     --           --           8,000         62,000          --           --
William J. Geary.............     --           --          35,000          5,000          --           --
Roger A. Koenecke............     --           --           8,000         32,000          --           --
John P. Lawton...............     --           --          26,275         --              --           --

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    The Company provides "change of control" protection under stock option agreements awarded to executive officers. Some of those agreements provide that options will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within twelve months of a change of control, the employee's options become fully vested.

    As discussed more fully in the Compensation Committee Report, the Company has an Executive Retention Plan ("Retention Plan") that covers 14 members of executive and senior management. The Retention Plan provides for severance payments equal to one year's base salary for terminations that are due to a change in control of over 50% of the shares of the Company. In addition to severance, the Retention Plan provides for one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

PERFORMANCE GRAPH

    The following graph compares the five-year return from investing $100 on January 1, 1995 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by Media General Financial Services, Inc. The environmental services group used by Media General Financial Services, Inc. includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 1994, when the Company's Common Stock closed at $3.9375 per share.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     1994   1995    1996    1997    1998    1999
Clean Harbors, Inc.   100   63.49   57.14   39.68    38.1   31.75
Industry Index        100  119.29  136.87   138.4  126.44   54.86
Broad Market          100  129.71  161.18  197.16  278.08  490.46

DOLLARS

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 1999 all such filing requirements were satisfied on a timely basis.

                        APPROVAL OF CLEAN HARBORS, INC.
                           2000 STOCK INCENTIVE PLAN
                             (ITEM 2 ON PROXY FORM)

    On April 26, 2000, the Company's Board of Directors adopted, subject to approval by the stockholders, the Clean Harbors, Inc. 2000 Stock Incentive Plan (the "2000 Plan"). The 2000 Plan provides for awards ("Awards") of up to 800,000 shares of Common Stock (subject to anti-dilution adjustments) in the form of
(i) incentive stock options ("ISOs") which qualify for special federal income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) options which are not qualified for special tax treatment ("Non-Qualified Stock Options"), and (iii) issuances of Restricted Stock (as described below). The Plan will be administered by the Company's Board of Directors or, at the election of the Board, a committee thereof composed of not less than two non-employee directors (the "Committee"). The Board has delegated administration of the 2000 Plan to the Compensation and Stock Option Committee of the Board, which now consists of three non-employee members of the Board. Under the 2000 Plan, all employees and directors of, and consultants to, the Company or any of its subsidiaries are eligible to participate. The full text of the 2000 Plan is set forth in Exhibit A to this Proxy Statement, and the following summary of the major provisions of the Plan is qualified in its entirety by this reference.

    In addition to the 2000 Plan, the Company now has in effect a 1992 Equity Incentive Plan (the "1992 Plan"), under which, as such Plan has been amended to date, the Company's Board of Directors (or a committee thereof) is authorized to grant stock options and other equity incentive awards for up to an aggregate of 1,250,000 shares of Common Stock. The 1992 Plan will expire in accordance with its terms on March 15, 2002, which will be ten years after the adoption of that Plan by the Company's Board of Directors. The Company also previously had in effect a stock option plan (the "1987 Plan") under which stock options could be granted prior to the expiration of that Plan during 1997. On April 1, 2000, there were outstanding stock options for an aggregate of 1,478,333 shares of Common Stock which were granted pursuant to the 1987 and 1992 Plans and which have exercise prices ranging from $1.44 to $13.25 per share. The closing price of the Company's Common Stock on NASDAQ on April 1, 2000, was $2.625. An aggregate of 1,458,333 of the total of 1,478,333 stock options then outstanding under the 1987 and 1992 Plans have exercise prices less than such closing price, and an aggregate of 660,293 of such "in-the-money" options were then exercisable. All of the currently outstanding options granted under the 1987 and 1992 Plans (and any additional options which may be granted under the 1992 Plan prior to its expiration date out of the 91,211 shares which on April 1, 2000 were available for issuance under that Plan but which had not previously been issued or reserved under options then outstanding) will remain outstanding until they are either exercised or expire in accordance with their respective terms. However, if the 2000 Plan is approved by the stockholders, the Committee intends to use the 2000 Plan as the primary vehicle for the future grant of stock incentives by the Company.

    The Company's Board of Directors believes that the use of stock incentives will enhance the ability of the Company's officers, directors, employees and consultants to acquire or increase their ownership interest in the Company, thereby increasing their motivation to strive toward insuring the Company's growth and success. The Board also believes that the availability of such incentives will be a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success depends.

    As of April 1, 2000, the Company had a total of 1,328 employees and directors as well as consultants who will be eligible to participate in the 2000 Plan. Except for certain automatic awards which will be made to those directors of the Company who are "Non-Employee Directors" as described below, the granting of Awards under the 2000 Plan will be discretionary with the Committee, and the Company cannot now determine the number or type of Awards which the Committee will elect to grant in the future to any particular person or group.

    All awards which have been made to date under both the 1987 and the 1992 Plans have been in the form of Non-Qualified Stock Options, with exercise prices equal to at least 100% of the closing price of Common Stock on NASDAQ on the dates on which such awards were made. The following table shows all of the stock options which have been granted, through April 1, 2000 under the 1992 Plan since that Plan went into effect, to each of the individuals named in the "Summary Compensation Table" earlier in this Proxy Statement and to the groups specified in the table. Of the total of 3,062,451 stock options which have been granted under the 1992 Plan, a total of 2,168,382 terminated in accordance with their respective terms prior to exercise, and the shares originally subject to those terminated options therefore became available for purposes of additional option grants under the 1992 Plan. See the tables entitled "Option Grants in 1999" and "Option Exercises in 1999" earlier in this Proxy Statement for a further description of the stock options which were previously granted to the Company's principal executive officers and those options which remained unexercised as of December 31, 1999.

NAME AND PRINCIPAL POSITION                                   AMOUNT OF OPTION SHARES
---------------------------                                   -----------------------
Alan S. McKim...............................................               --
  Chairman of the Board and Chief Executive Officer
Gene A. Cookson.............................................           70,000
  Senior Vice President, Field Sales and Operations*
William J. Geary............................................           16,000
  Executive Vice President and General Counsel *
Roger A. Koenecke...........................................           40,000
  Senior Vice President and Chief Financial Officer
John P. Lawton..............................................           26,275
  President of Harbor Management Consultants, Inc.
All current executive officers as a group (7 persons).......          150,000
All current directors who are not executive officers as a              31,870
  group (6 persons).........................................
All employees, including all officers who are not executive
  officers, as a group (339 persons)........................          712,199

------------------------

*   Clean Harbors Environmental Services, Inc.

TYPES OF AWARDS

    The 2000 Plan provides that the Committee may grant Awards to employees, directors, and consultants in any of the following forms:

    OPTIONS. The Compensation Committee may award ISOs and Non-Qualified Stock Options (collectively, "Options") and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. Except for automatic grants of certain options to Non-Employee Directors of the Company as described below and any additional awards which the Company's Board of Directors may elect to make to Non-Employee Directors, the 2000 Plan provides that the Committee will have full discretion (subject to the terms of the Plan) in making such grants. However, as required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. Furthermore, if the grantee of an ISO then owns more than 10% of the voting power of all classes of the Company's capital stock then outstanding, the option price per share of Common Stock purchasable under an ISO shall be not less than 110% of the fair market value of the Common Stock on the date of award. The 2000 Plan provides that the option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee in its discretion, and such price may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded.

    In addition to the grant of Options at the Committee's discretion (or the discretion of the Company's Board of Directors in the case of any additional awards to the Company's Non-Employee Directors), the 2000 Plan also provides for non-discretionary grants of Non-Qualified Stock Options to all directors of the Company who are both neither employees nor providers of material amounts of consulting or other services to the Company ("Non-Employee Directors"). Commencing with the Company's 2000 annual meeting, each Non-Employee Director who is first elected a member of the Company's Board of Directors while the 2000 Plan is in effect shall automatically receive the grant of a Non-Qualified Stock Option to purchase that number of shares of Common Stock determined by multiplying 2,000 by the number of years or portion thereof for which the Director shall be elected to serve and rounding the result to the nearest whole number. However, to the extent (if any) that a Non-Employee Director shall receive at the time of initial election a non-discretionary grant of an option under the Company's 1992 Plan (which Plan shall expire prior to the Company's 2002 annual meeting), the number of shares covered by the Non-Discretionary Option automatically received by such Non-Employee Director under the 2000 Plan shall be proportionately reduced. After the initial grant of non-discretionary options under the 2000 Plan at the time of initial election, each Non-Employee Director subsequently re-elected at any meeting of stockholders held while the 2000 Plan remains in effect shall receive as of the date of each such meeting the grant of a Non-Qualified Stock Option to purchase that same number of shares of Common Stock as determined for the initial election (without reduction for any option granted under the 1992 Plan). Options granted to Non-Employee Directors elected for a term of one year are immediately exercisable. Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable immediately as to 2,000 shares and as to 2,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term. The purchase price of the shares of Common Stock subject to each such Option shall be the closing price of a share of the Common Stock on NASDAQ on the date the Option is granted.

    RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock subject to such conditions and restrictions as the Committee shall determine, which will normally include a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 2000 Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may also thereafter modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for cash equal to less than the fair market value of the Common Stock on the date of Award or no cash consideration. A participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights and any other conditions contained in the Award.

OTHER MATERIAL PROVISIONS OF 2000 PLAN

    GRANTING OF AWARDS. Each Award may be made alone, in addition to, or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the 2000 Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee shall determine whether Awards are settled in whole or in part, or in cash, Common Stock, other securities of the Company, or other property. The Committee may permit a participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts.

    OUTSTANDING AWARDS. Awards may not be made under the 2000 Plan after April 25, 2010, but outstanding Awards may extend beyond such date. Common Stock subject to Options which expire or are terminated prior to exercise and Common Stock which has been forfeited under the terms of

Restricted Stock Awards will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company.

    ADMINISTRATION. The Committee will serve as the administrator of the 2000 Plan. In such capacity, the Committee shall determine, from among those employees and consultants eligible to receive Awards, those to whom Awards should be granted and the type of Awards to be granted. In addition, subject to certain limitations, the Committee will have authority to resolve any disputes arising under the terms of the outstanding Awards.

    AMENDMENT. If the 2000 Plan is approved by the stockholders, the Company's Board of Directors may thereafter amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, stockholder approval would be required for any amendment that increases the number of shares of Common Stock subject to the 2000 Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees, directors or consultants of the Company eligible to be granted Awards by the Committee under the Plan.

CERTAIN TAX INFORMATION

    INCENTIVE STOCK OPTIONS. For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain. The 2000 Plan requires each employee granted an ISO under the 2000 Plan to notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO. If an optionee is required to recognize ordinary income as a result of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company will be entitled (subject to certain limitations on employee remuneration in excess of $1 million under Section 162(m) of the Code) to a corresponding deduction from its taxable income provided the Company complies with certain reporting requirements. Any such increase in the taxable income of the optionee or deduction from the taxable income of the Company attributable to such disposition is treated as an increase in taxable income or a deduction from taxable income in the taxable year in which the disposition occurs.

    "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is currently imposed at a rate of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The optionee's basis for the shares acquired for regular income tax purposes will not be increased by the amount of alternative minimum taxable income recognized on exercise, but the optionee may be able to recover the amount of his or her alternative minimum tax liability through the alternative minimum tax credit against future gain from sale of the stock.

    If the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock covered by ISOs granted to an individual optionee which become exercisable for the first time in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

    NON-QUALIFIED STOCK OPTIONS. For federal income tax purposes, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled (subject to certain potential limitations under Section 162(m) of the Code) to a deduction in the same amount as the optionee is required to include in his or her income provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

    RESTRICTED STOCK. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, minus the amount (if any) paid for such stock. However, a recipient who makes an election under
Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus the amount (if any) paid for such stock. For the year in which any such ordinary income is realized by the recipient of Restricted Stock, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the Code).

    OTHER TAX CONSEQUENCES. The foregoing is a general summary only of the principal federal income tax aspects of Awards to be granted under the 2000 Plan, and tax consequences may vary depending on the particular circumstances associated with any Award. In addition, the relevant provisions of the Code and the Regulations thereunder and administrative and judicial interpretations are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable in the case of any Award in addition to, or in lieu of, U.S. federal income taxes.

RECOMMENDATION BY BOARD OF DIRECTORS

    AS DESCRIBED ABOVE, THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE 2000 PLAN WILL ALLOW THE COMPANY TO ATTRACT AND RETAIN THE HIGHLY TRAINED AND MOTIVATED INDIVIDUALS ON WHICH THE FUTURE SUCCESS OF THE COMPANY DEPENDS. ACCORDINGLY, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 PLAN. PROXIES WILL BE VOTED IN THE MANNER SPECIFIED THEREIN WITH RESPECT TO APPROVAL AND, IF NO SPECIFICATION IS MADE, IN FAVOR OF APPROVAL.

                            INDEPENDENT ACCOUNTANTS

    The Company's independent public accountants will be selected by the Board of Directors at its meeting following the Annual Meeting of Stockholders. The Board of Directors anticipates that it will select PricewaterhouseCoopers to serve as the Company's independent public accountants for the year ending December 31, 2000. PricewaterhouseCoopers or its predecessor has served as the Company's independent public accountants since the fiscal year ended
February 28, 1990. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

    Proposals which qualified stockholders intend to present at the 2001 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than December 31, 2000.

    Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2001 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Clerk and received at the Company's principal executive offices not earlier than December 30, 2000 and not later than January 29, 2001. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Clerk.

                                 OTHER MATTERS

    THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO STEPHEN H. MOYNIHAN, SENIOR VICE PRESIDENT PLANNING AND DEVELOPMENT, CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., 1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02184-7535, TELEPHONE (781) 849-1800, EXT. 4454.

    Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

                                        By Order of the Board of Directors,

                                        [LOGO]

                                        C. Michael Malm, Clerk

May 1, 2000

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A

                              CLEAN HARBORS, INC.
                           2000 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

    The purpose of the 2000 Stock Incentive Plan (the "Plan") is to enable Clean Harbors, Inc. (the "Company") and its subsidiaries to attract, retain and motivate their employees, directors and consultants, and to enable such employees, directors and consultants to participate in the long-term growth of the Company by providing for, or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range goals.

SECTION 2.  DEFINITIONS

    As used in the Plan:

    "Act" means the Securities Exchange Act of 1934, as amended.

    "Award" means any Option or Restricted Stock awarded under the Plan.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Board" means the Board of Directors of the Company.

    "Closing Price" means the closing price of a share of Common Stock quoted on the Nasdaq Stock Market, or on any other national securities exchange on which the Common Stock is listed.

    "Committee" means the Compensation and Stock Option Committee of the Board, which shall consist of two or more directors each of whom shall be a "Non-Employee Director" as defined below.

    "Company" means Clean Harbors, Inc. and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

    "Common Stock" or "Stock" means the Common Stock, $.01 par value, of the Company.

    "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Non-Employee Director" means a director of the Company who is not an employee of the Company and who satisfies the requirements of Rule 16b-3(b) under the Act, or any successor provision thereto.

    "Non-Qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

    "Participant" means a person selected by the Committee to receive an Award under the Plan.

    "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

    "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 8 which are subject to forfeiture.

SECTION 3.  ADMINISTRATION

    (a) Except in the case of the making of certain discretionary Awards to the Company's Non-Employee Directors (which shall require the approval of the Board as provided in Section 7(h)), the Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of the Plan including, without limitation, to grant Awards, to determine the individuals to whom, and the time or times at which, Awards may be granted and to determine the terms and conditions of any Award granted hereunder.

    (b) Subject to the provisions of Section 9(a), the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

SECTION 4.  ELIGIBILITY

    All employees and directors of, and consultants to, the Company, shall be eligible to participate in the Plan.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

    (a) Awards may be made under the Plan for up to 800,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Stock being made to the Participant, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan to Participants, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Awards held by Participants, and (iii) the award, exercise or conversion price with respect to any of the foregoing held by Participants, and, if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award held by a Participant, provided that the number of shares subject to any Award shall always be a whole number.

SECTION 6.  OPTIONS

    (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the

Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

    (b) The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and shall be the price determined by the Committee, which may be less than, equal to or greater than the Fair Market Value of the Common Stock on the date of award but in no event less than the par value of the Common Stock, with respect to Non-Qualified Stock Options. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.

    (c) No Option shall be exercisable more than ten years after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

    (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the Participant, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

    (e) No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's duly appointed guardian or personal representative. A Participant shall notify the Committee in the event that he or she disposes of Common Stock acquired upon exercise of an ISO within the two-year period following the date upon which the ISO was granted or within the one-year period following the date upon which he or she received Common Stock upon the exercise of an ISO.

    (f) The Committee may at any time accelerate the exercisability of all or any portion of any Option.

SECTION 7.  GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

    Notwithstanding any other provisions of the Plan, Non-Employee Directors shall participate in the Plan to the extent set forth in this Section 7.

    (a) Commencing with the Company's 2000 annual meeting, on the date upon which a Non-Employee Director is first elected a member of the Company's Board of Directors while the Plan is in effect, he or she shall automatically receive a Non-Qualified Stock Option (a "Non-Discretionary Option") to purchase that number of shares of Common Stock determined by multiplying 2,000 by the number of years or portion thereof for which such Director shall be elected to serve and rounding the result to the nearest whole number. However, to the extent (if any) that a Non-Employee Director shall receive at the time of initial election a non-discretionary grant of an option under the Company's 1992 Equity Incentive Plan (which Plan shall expire prior to the Company's 2002 annual meeting), the number of shares covered by the Non-Discretionary Option automatically received by such Non-Employee Director under the Plan shall be proportionately reduced. Non-Employee Directors subsequently re-elected at any meeting of stockholders held while the Plan remains in effect shall receive as of the date of each such meeting an automatic grant of a Non-Discretionary Option to purchase that same number of shares of Common Stock as determined for the initial election under the first sentence of this

Section 7(a), but without reduction for any option granted under the Company's 1992 Equity Incentive Plan. Non-Discretionary Options granted to Non-Employee Directors elected for a one-year term shall be exercisable immediately. Non-Discretionary Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable immediately as to 2,000 shares and as to 2,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term.

    (b) The term of each Non-Discretionary Option granted to a Non-Employee Director shall be five years from its date of grant, unless sooner terminated or extended in accordance with this Section 7.

    (c) The purchase price of the Shares subject to each Non-Discretionary Option granted to a Non-Employee Director shall be the Closing Price on the date the Option is granted.

    (d) No Non-Discretionary Option shall be transferable by a Non-Employee Director other than by will or by the laws of descent and distribution, and all Non-Discretionary Options shall be exercisable during a Non-Employee Director's lifetime only by the Non-Employee Director or his or her duly appointed guardian or personal representative.

    (e) If a Non-Employee Director dies while serving as a director, such Non-Employee Director's Non-Discretionary Options shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the twelve months following his or her death. If a Non-Employee Director's membership on the Board terminates for any reason other than death, such Non-Employee Director's Non-Discretionary Options shall be exercisable only during the three months following the date of termination.

    (f) In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to Non-Discretionary Options then outstanding and to be granted to Non-Employee Directors under this
Section 7.

    (g) Each Non-Discretionary Option granted to a Non-Employee Director shall be evidenced by a writing signed by him or her specifying the terms and conditions thereof in accordance with this Section 7.

    (h) The provisions of this Section 7 shall not restrict the ability of the Board to make Awards under the Plan other than Non-Discretionary Options to the Non-Employee Directors of the Company. However, in no event shall any Award other than a Non-Discretionary Option be made to any Non-Employee Director unless such Award is approved by the Board.

SECTION 8.  RESTRICTED STOCK

    (a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock, subject to such conditions and restrictions, including, without limitation, a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the Participant's termination of employment, as the Committee shall determine.

    (b) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

    (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted

Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.

    (d) A Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to restrictions on transferability and Company repurchase or forfeiture rights described in this Section and subject to any other conditions, determined by the Committee and contained in the Award.

SECTION 9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) Notwithstanding any other provisions of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provisions, any Common Stock or other equity security offered (other than pursuant to Options) under the Plan to a Participant subject to Section 16 of the Act (a "Section 16 Participant") may not be sold for six months after acquisition, and any Common Stock or other equity security acquired by a
Section 16 Participant upon exercise of an Option may not be sold for six months after the date of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

    (b) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

    (c) Each Award may be made alone, in addition to, or in relation to, any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

    (d) The Committee shall determine whether Awards to Participants are settled in whole or in part in cash, Common Stock, or other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents or amounts denominated in Common Stock.

    (e) In the discretion of the Committee, any Award to a Participant under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

    (f) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

    (g) In order to preserve the rights of a Participant under an Award in the event of a change in control of the Company, the Committee in its direction may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise of realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or

(v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

    (h) The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid, in whole or in part, in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that with respect to any Participant subject to Section 16(a) of the Act, any such retention of Shares shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor Rule under the Act. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

    (i) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

     (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

    (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

    (j) The Committee may amend, modify or terminate any outstanding Award held by a Participant other than a Non-Employee Director, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Non-Qualified Stock Option, and modifying or waiving the restrictions with respect to any Restricted Stock, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 10.  MISCELLANEOUS

    (a) No Person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, directors and consultants.

    (c) Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom shares of Common Stock are awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.

    (d) Subject to the approval of the stockholders of the Company, the Plan shall become effective on April 26, 2000. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

    (e) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

    (f) Awards may not be made under the Plan after April 25, 2010, but then outstanding Awards may extend beyond such date.

                              CLEAN HARBORS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan S. McKim, Stephen H. Moynihan and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday, June 16, 2000, at Citizens Bank, 40 Court Street, Boston, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                    PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                            CLEAN HARBORS, INC.

                               JUNE 16, 2000





               Please Detach and mail in the Envelope Provided


A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                                               FOR    WITHHELD
1. To elect the nominees listed at right as Class II
   directors of the Company for a three-year term, until       / /       / /
   the 2003 Annual Meeting of Stockholders and until their respective successors shall be duly elected:


NOMINEES:      John T. Preston
               Lorne R. Waxlax

                                                     FOR    AGAINST    ABSTAIN
2. To approve the 2000 Stock Incentive Plan          / /      / /        / /


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.




SIGNATURE: ___________________________________________  DATE: __________________


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.